VALUE PROPERTY TRUST
                      (formerly Mortgage and Realty Trust)
                          120 Albany Street, 8th Floor
                         New Brunswick, New Jersey 08901









--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held on February 25, 1997
--------------------------------------------------------------------------------




TO OUR SHAREHOLDERS:

     The  Annual  Meeting  of the  Shareholders  of Value  Property  Trust  (the
"Trust") will be held at the Trust's corporate office located at 120 Albany Street, New Brunswick, New Jersey 08901 at 11:00 A.M. (Local Time) on Tuesday, February 25, 1997 for the following purposes:

         1. To elect seven Trustees to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified; and

         2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only shareholders of record at the close of business on December 30, 1996 are entitled to notice of the meeting and to vote at the meeting and any adjournment or postponement thereof.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SPECIFY YOUR VOTE ON THE ACCOMPANYING PROXY AND SIGN, DATE AND RETURN IT AS PROMPTLY AS POSSIBLE IN
THE POSTAGE-PAID ENVELOPE. A PROMPT RETURN OF YOUR PROXY WILL BE GREATLY APPRECIATED.



                                              By order of the Board of Trustees,

                                              Robert T. English
                                              Secretary



New Brunswick, New Jersey
December 30, 1996

                              VALUE PROPERTY TRUST
                      (formerly Mortgage and Realty Trust)
                          120 Albany Street, 8th Floor
                        New Brunswick, New Jersey 08901

                                 PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of Value Property Trust, a Maryland real estate investment trust (the "Trust"), in connection with the solicitation of proxies by the Trustees for use at the Annual Meeting of Shareholders (the "Meeting") to be held at 120 Albany Street, New Brunswick, New Jersey 08901, on Tuesday, February 25, 1997, at 11:00 A.M. (Local Time), and at any adjournment or postponement thereof. The first date on which this Proxy Statement and related form of proxy are being sent to shareholders of the Trust is on or about December 30, 1996.

     A form of proxy for use at the meeting is enclosed. Any shareholder may revoke a proxy at any time before the authority granted by it is exercised by giving written notice of revocation to the Secretary of the Trust, by submitting another executed proxy to the Secretary of the Trust bearing a later date (but prior to the voting of such proxy), or by attending the meeting and asking (prior to the voting of such proxy) for a return of such proxy.

     The cost of preparing, assembling and mailing the proxy materials will be borne by the Trust. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by certain officers and employees of the Trust who will not be specifically compensated for their services. The Trust must by federal regulation reimburse brokers, dealers, banks and other entities exercising fiduciary powers holding issued and outstanding common shares, par value $1.00 per share, of the Trust ("Shares") as nominees for reasonable out-of-pocket expenses incurred by them in forwarding these proxy materials to beneficial owners.

     Each Share is entitled to one vote on each matter as may properly be brought before the Meeting. Only holders of record of Shares at the close of business on December 30, 1996 will be entitled to receive notice of and to vote at the Meeting. On that date there were 11,226,310 Shares outstanding.

     The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the Meeting constitutes a quorum. The affirmative vote of a majority of all the votes cast at a meeting at which a quorum is present is required for adoption of Proposal 1.

                                   PROPOSAL 1

                              ELECTION OF TRUSTEES

     At the Meeting, seven Trustees are to be elected, each to hold office until the next Annual Meeting of Shareholders and until his successor shall have been duly elected and qualified. The Board of Trustees has nominated Jeffrey A. Altman, Martin Bernstein, Richard S. Frary, Richard B. Jennings, John B. Levy, Carl A. Mayer, Jr. and George R. Zoffinger to serve as Trustees (the "Nominees"). In accordance with Maryland law, the Declaration of Trust of the Trust, as amended, and the By-laws of the Trust, each Nominee must receive a majority of the votes cast at the Annual Meeting of Shareholders in order to be elected. In the absence of instructions to the contrary, the Shares represented by duly executed proxies will be voted for the election of each of the seven Nominees listed above, all of whom have consented to be named and to serve if elected. Broker non-votes will not be considered as votes for purposes of the election of Trustees.

     The Trust does not presently know of anything that would preclude any Nominee from serving. However, should any Nominee for any reason become unable or unwilling to serve as a Trustee, the discretionary authority provided in the proxy will be exercised to vote for a substitute or substitutes unless the Trustees determine to reduce the number of Trustees to be elected.

               THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE
                            FOR ALL OF THE NOMINEES.

Information Regarding Nominees for Election as Trustees

     The following table and biographical descriptions set forth certain information with respect to the seven Nominees for election as trustees at the Annual Meeting of Shareholders based on information furnished to the Trust by each Trustee. There is no family relationship between any Trustee or executive officer of the Trust.

                           Positions
Name, Age and Year          With the
First Became Trustee         Trust             Principal Occupation and Other Directorships(1)
--------------------       ---------           -------------------------------------------------------------------------------------
Jeffrey A. Altman          Chairman,           Chairman  of the Board of  Trustees  of the Trust  since  October  1995.  Senior Vice
30 years                   Trustee             President of Franklin  Mutual  Advisers,  Inc. and Vice President of Franklin  Mutual
September, 1995                                Series Fund Inc.  since  November 1, 1996.  Vice President of Mutual Series Fund Inc.
                                               from May 1995 to October 1996.  Analyst with Heine  Securities Corp. from August 1988 to October 1996. Director of Resurgence Properties Inc.

Martin Bernstein           Trustee             A private  investor  who has been  managing  family  funds since 1988.  Prior to this
59 years                                       period, Mr. Bernstein served as a founding General Partner of Halcyon Investments and
September, 1995                                Alan B. Slifka & Co. (investments).  Mr. Bernstein also currently serves on the Board of Directors of Astro Communications and MBO Properties, Inc.

Richard S. Frary           Trustee             The founding partner and majority shareholder of Tallwood Associates, Inc., a private
49 years                                       merchant banking firm specializing in corporate  restructurings  and real estate, and
September,  1995                               has served in that capacity since March 1990.  Co-founder in 1993 and a member of the
                                               Board of  Directors  of  Brookwood  Financial  Co.  Inc.,  a real estate  syndication company.  Mr. Frary currently  serves on the Board of Directors of Washington  Homes,
                                               Inc.

Richard B. Jennings        Trustee             Currently  the  President  of  Realty  Capital  International  Inc.,  a  real  estate
53 years                                       investment  banking  firm,  and has served in that  capacity  since March  1991.  Mr.
September, 1995                                Jennings has also been President of Jennings Securities  Corporation since July 1995.
                                               Mr. Jennings currently serves on the Board of Directors of MBO Properties, Inc.

John B. Levy               Trustee             Currently  the  President of John B. Levy & Company,  Inc., a real estate  investment
49 years                                       banking firm based in Richmond,  Virginia, and has served in that capacity since June
September, 1995                                1995.  Mr.  Levy  was  an  Executive  Vice  President  of  Republic  Realty  Mortgage
                                               Corporation  from 1993 to June 1995.  Prior to 1993,  Mr.  Levy acted as Senior  Vice
                                               President of NationsBanc Mortgage Corporation, and was charged with lender relations, production of new income property loans and management of the production offices.

Carl A. Mayer, Jr.         Trustee             A real estate investment banker who founded The Mayer Group in 1990, an advisor group
59 years                                       offering  consulting  and  marketing expertise and services to real estate investment
September, 1995                                companies who are seeking  investment  capital from the pension fund  community.  Mr.
                                               Mayer  continues to serve as a principal of The Mayer Group.  From August 1995 to the present, Mr. Mayer has served as Chairman of Mayer-Bialer and Associates, Inc.

George R. Zoffinger        President,          Currently the Chairman of CoreStates New Jersey National Bank, and has served in that
48 years                   Chief Executive     capacity  since  April  1994 and  serves  as a member of the  Board of  Directors  of
September, 1995            Officer, and        CoreStates  Bank,  N.A.  From December 1991 to April 1994,  Mr.  Zoffinger  served as
                           Trustee             President and Chief  Executive  Officer of  Constellation  Bancorp and  Constellation
                                               Bank. He has served on the Board of Directors of the Multicare Companies,  Inc. since
                                               April 1995 and as a member of the Board of  Directors of New Jersey  Resources,  Inc.
                                               since May 1996.

-----------------
(1) Included are only directorships in companies with a class of equity securities registered pursuant to Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934 and in financial institutions and insurance companies.

Information Regarding Executive Officers

     The names and ages of all executive officers of the Trust and principal occupation and business experience during at least the last five years for each are set forth below:

Name                           Age             Position(1)
----                           ---             -----------
George R. Zoffinger            48              President, Chief Executive Officer and Trustee
Paul I. McArthur               44              Executive Vice President
Robert T. English              41              Secretary, Treasurer and Chief Financial Officer

-------------------
(1) The officers of the Trust serve a one-year term of office and are elected to their positions each year by the Trustees at the annual organization meeting of Trustees which normally immediately follows the Annual Meeting of the Shareholders.

     Mr. Zoffinger has held the position of President, Chief Executive Officer, and Trustee since September, 1995. For information about Mr. Zoffinger's professional background, see "Information Regarding Nominees for Election as Trustees."

     Mr. McArthur became the Executive Vice President of the Trust in January 1996. From 1995 to 1996, he served as Vice President of Corporate Real Estate Services for Bushman Jackson-Cross. From 1985 to 1994, Mr. McArthur served DKM Properties Corp., a privately held real estate management and development firm in various capacities, including as Vice President of Development and Senior Vice President of Operations.

     Mr. English became the Secretary, Treasurer and Chief Financial Officer of the Trust in January 1996. Prior to January 1996, Mr. English was Senior Vice President and Chief Financial Officer of Garden State Bancshares. From 1982 until 1994, Mr. English served Constellation Bancorp and Constellation Bank in various capacities, including as Senior Vice President and Comptroller from 1988 to 1994.

The Board of Trustees and its Committees

Board of Trustees

     The Trust is managed by a seven member Board of Trustees, a majority of whom are independent of the Trust's management. The Board of Trustees held eight meetings during fiscal 1996. Each of the Trustees attended at least 75% of the total number of meetings of the Board of Trustees and of the committees of the Trust of which he was a member.

     The Board of Trustees has appointed an Audit  Committee and a  Compensation
and  Nominating   Committee.   Descriptions  of  the  Audit  Committee  and  the
Compensation and Nominating Committee follow.

     Audit Committee. The Audit Committee, which currently consists of Messrs. Jennings (Chairman), Bernstein and Mayer, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Trust's internal accounting controls. The Audit Committee met three times in fiscal 1996.

     Compensation and Nominating Committee. The Compensation and Nominating Committee, which currently consists of Messrs. Bernstein (Chairman), Frary and Levy makes recommendations and exercises all powers of the Board of Trustees in connection with certain compensation matters, including incentive compensation and benefit plans. The Compensation and Nominating Committee administers, and has authority to grant awards under, the 1995 Share Option Plan to the employee Trustees and management of the Trust and its subsidiaries and other key employees. The Compensation and Nominating Committee is also responsible for recommending to the shareholders and the Board of Trustees individuals to serve as Trustees and officers of the Trust. The Compensation and Nominating Committee met three times in fiscal 1996. Recommendations from shareholders for nominees for election as Trustees may be directed to Mr. Martin Bernstein, Chairman of the Compensation and Nominating Committee, Value Property Trust, 120 Albany Street, 8th Floor, New Brunswick, New Jersey 08901.

Trustee Compensation

     During the fiscal year ended September 30, 1996, the Trustees received as compensation for their services as Trustees $750 for any Trustee or committee meeting attended in person or conducted by telephone conference except that no additional compensation was paid for attendance at any additional Trustee or committee meeting held on the same day as any Trustee or committee meeting. Non-local Trustees were reimbursed for hotel, airfare and automobile expenses. In lieu of an annual retainer, each of the non-officer Trustees was granted options to purchase 35,000 Trust Shares under the 1995 Share Option Plan.

     During fiscal 1996, in addition to his duties as a Trustee, Mr. Mayer served as a special consultant to the Trust in regards to its West Coast operations. In consideration of such services, Mr. Mayer was paid a $40,000 consulting fee.

Employment Agreement

     The Trust entered into an Employment Agreement (the "Employment Agreement") with George R. Zoffinger on September 29, 1995. The original term of the Employment Agreement is three years and is automatically renewed for additional one-year periods unless otherwise terminated by the Trust or Mr. Zoffinger. Pursuant to the Employment Agreement, Mr. Zoffinger serves as the President and Chief Executive Officer of the Trust, and he receives an annual base salary at a rate of $200,000 ("Base Salary") per year. The Employment Agreement provides that the Base Salary may be increased, but not decreased, at the discretion of the Compensation and Nominating Committee of the Board of Trustees. In addition, Mr. Zoffinger is eligible for compensation in the form of bonuses under the Trust's Performance Incentive Bonus Plan and option grants under the 1995 Share Option Plan, as discussed in the Report of the Compensation and Nominating Committee.

     Mr. Zoffinger has agreed to devote substantially all of his business time and efforts to the business and affairs of the Trust. The Employment Agreement includes a non-competition provision which provides that during the term of employment Mr. Zoffinger is prohibited, without written consent of the Board of Trustees, from investing in any property or any business venture which competes, directly or indirectly, with the Trust or which investment would require Mr. Zoffinger's active involvement in such business or venture or would materially impair his ability to perform fully his obligations under the Employment Agreement. If Mr. Zoffinger terminates his employment without cause, as defined in the Employment Agreement, he must continue to comply with the non-competition provision until the first anniversary of such termination date.

     If the employment of Mr. Zoffinger is terminated by the Trust without cause or by Mr. Zoffinger upon occurrence of certain events such as a material breach of the Employment Agreement by the Trust, Mr. Zoffinger will be entitled to continue to receive the Base Salary at the same rate for six (6) months. Additionally, any unexercised vested options will remain exercisable only to the extent provided in the applicable share option plan and option agreement.

Executive Compensation

     Summary Compensation. The following table shows for the fiscal years ended September 30, 1996, 1995, 1994, the annual compensation paid by the Trust to the Chief Executive Officer and the four other most highly compensated executive officers of the Trust who earned more than $100,000 during fiscal 1996 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                 Annual Compensation(1)                Awards       Payouts
                                            ---------------------------------  -------------------- -------
                                                                 Other Annual  Restricted  Options/            All Other
                                 Fiscal      Salary       Bonus  Compensation    Shares     SARs(3)   LTIP   Compensation
Name and Principal Position       Year       ($)(2)        ($)        ($)          ($)       (#)    Payouts      ($)
---------------------------      ------      ------       -----  ------------  ----------  -------- -------  -------------
George R. Zoffinger,               1996     $200,000     $50,000      -             -       244,000    -        $7,080(4)
President and Chief                1995(5)    -            -          -             -         -        -          -
Executive Officer                  1994       -            -          -             -         -        -          -

Paul I. McArthur, Executive        1996      $97,500     $53,545      -             -       100,000    -        $3,842(6)
Vice President                     1995       -            -          -             -         -        -          -
                                   1994       -            -          -             -         -        -          -

Robert T. English, Secretary,      1996      $96,918     $15,000      -             -        25,000    -        $6,195(7)
Treasurer and Chief                1995       -            -          -             -         -        -          -
Financial Officer                  1994       -            -          -             -         -        -          -

----------------
(1) In the fiscal year ended September 30, 1996, the Trust provided certain personal benefits to its executive officers. The amount of such benefits to each of the Named Executive Officers did not exceed the lesser of $50,000 or 10% of salary and bonus for such fiscal year.

(2) Includes salary deferrals and employee contributions under the Trust's 401(k) plan.

(3) These options were granted under the 1995 Share Option Plan, as described in the Report of the Compensation and Nominating Committee.

(4) $1,080 of this amount represents the full dollar value of insurance premiums paid by the Trust during fiscal 1996 on behalf of Mr. Zoffinger with respect to term life insurance. $6,000 of this amount represents matching contributions made by the Trust on Mr. Zoffinger's behalf under the Trust's 401(k) plan.

(5) Between April 24, 1995 and September 29, 1995, the Trust paid a monthly consulting fee of $17,667 to GRZ, Inc. for the consulting services of George
    R. Zoffinger. Mr. Zoffinger became the President and Chief Executive Officer of the Trust on September 29, 1995, but he received no salary in fiscal 1995.

(6) $842 of this amount represents the full dollar value of insurance premiums paid by the Trust during fiscal 1996 on behalf of Mr. McArthur with respect to term life insurance. $3,000 of this amount represents matching contributions made by the Trust on Mr. McArthur's behalf under the Trust's 401(k) plan.

(7) $695 of this amount represents the full dollar value of insurance premiums paid by the Trust during fiscal 1996 on behalf of Mr. English with respect to term life insurance. $5,500 of this amount represents matching contributions made by the Trust on Mr. English's behalf under the Trust's 401(k) plan.


Option Grants in Fiscal Year 1996; Aggregated Option Exercises In Fiscal Year 1996 and Fiscal Year-End 1996 Option Values

Option Grants

     The following table sets forth certain information concerning grants of stock options made during fiscal 1996 to each of the Named Executive Officers.

                        Option Grants in Last Fiscal Year
                             (Individual Grants)(1)


                                                                                            Potential Realizable Value
                                                   Percent of                               at Assumed Annual Rates of
                                   Number of     Total Options                               Stock Price Appreciation
                                  Securities       Granted to      Exercise                     for Option Term (4)
                                  Underlying      Employees in     Price Per    Expiration  -------------------------------
Name                            Options Granted   Fiscal Year(2)    Share (3)      Date           5%            10%
----                            ---------------   --------------   ----------   ----------  -----------    ----------------
George R. Zoffinger                  244,000         38.79%         $10.00      10/05/99      $527,040        $1,132,160
Paul I. McArthur                     100,000         15.90%         $10.625     01/18/00      $228,500        $  493,500
Robert T. English                     25,000          3.97%         $10.00      10/27/99      $ 54,000        $  116,000

-------------------------
(1) All options were granted pursuant to the 1995 Share Option Plan. The exercisability of each option automatically accelerates upon a "Change in Control of the Company" (as defined in the 1995 Share Option Plan). These options vest in three equal annual installments commencing on the first anniversary of grant and continuing on the next two succeeding anniversaries of such date.

(2) Percentages are based on a total of 629,000 Common Shares underlying all options granted to employees of the Trust in fiscal 1996 under the 1995 Share Option Plan. This total does not include options for 55,000 Common Shares granted and subsequently cancelled in fiscal 1996.

(3) Options were granted at 100% of fair market value on the date of grant.

(4) This column shows the hypothetical gains or "option spreads" of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 4-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Trust's estimate or projection of future Share prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Shares, the option holder's continued employment through the option period and the date on which the options are exercised. The dates of grant were as follows: Mr. Zoffinger, October 5, 1995; Mr. McArthur, January 18, 1996; and Mr. English, October 27, 1995. Based on these assumed annual rates of stock price appreciation of 5% and 10%, respectively, the Trust's Share price from the date of grant through the expiration date of the options, would be as follows: Mr. Zoffinger, $12.16 and $14.64, respectively; Mr. McArthur, $12.91 and $15.56, respectively; and Mr. English, $12.16 and $14.64, respectively.

Option Exercises and Holdings

     The following table sets forth certain information concerning exercises of stock options during fiscal 1996 by each of the Named Executive Officers and the number and value of options held by each of the Named Executive Officers on September 30, 1996.

                     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                                                Number of                    Value of
                                                                               Securities                   Unexercised
                                                                         Underlying Unexercised            In-the-Money
                                                                               Options at                   Options at
                                       Number of                                Fiscal YE                  Fiscal YE (1)
                                        Shares                           ----------------------         -------------------
                                      Acquired on         Value               Exercisable/                 Exercisable/
                                       Exercise         Realized              Unexercisable                Unexercisable
                                      ------------      --------         ----------------------         -------------------
George R. Zoffinger                      -0-               -0-                 0 / 244,000                 0 / $427,000
Paul I. McArthur                         -0-               -0-                 0 / 100,000                 0 / $112,500
Robert T. English                        -0-               -0-                 0 /  25,000                 0 / $ 43,750

--------------------
(1) Based on the fair market value of the Shares on September 30, 1996, $11.75 per share, less the option exercise price.

Report of the Compensation and Nominating Committee of the Board of Trustees on Executive Compensation

     The Compensation and Nominating Committee (the "Compensation Committee") is comprised of Messrs. Bernstein, Frary and Levy, all independent Trustees. The Compensation Committee is generally responsible for developing and reviewing the Trust's executive and employee compensation programs and monitoring the performance and compensation of executive officers. The Compensation Committee also administers the Performance Incentive Bonus Plan and the 1995 Share Option Plan of the Trust.

     Overview. The Trust's executive compensation program has been designed to accomplish two objectives. The first objective is to provide a direct link between executive compensation and the performance of the Trust, thereby, aligning the interests of the executive officers with those of its shareholders. The second is to provide a competitive compensation package that will enable the Trust to motivate and retain its key executive personnel. The Compensation Committee expects to review the executive and employee compensation program from time to time and to make changes as appropriate.

     It is the philosophy of the Compensation Committee to provide a compensation package to the CEO and other executive officers that consists of
(i) competitive base salaries; (ii) the opportunity to earn additional cash bonus compensation if certain quantifiable goals are achieved and (iii) consideration of the grant of stock options in order to directly link an element of pay to shareholder return. The granting of stock options is intended to simultaneously reward the executive officers for their contributions to the Trust and to create an opportunity for individual participation, as shareholders, in the Trust's performance.

     Base Salaries. Base salaries and base salary adjustments for executive officers are determined by the Compensation Committee, in its discretion, by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace in the Trust's industry segment.

     Annual Bonus. All of the Trust's executive officers and employees are eligible for an annual cash bonus under the Performance Incentive Bonus Plan (the "Bonus Plan"). In determining the amount of annual cash bonuses, if any, to be paid, the Compensation Committee, at the end of the fiscal year, reviews the performance of the Trust to the performance measurement targeted by the Bonus Plan to promote the long-term strategic growth of the Trust.

     1995 Share Option Plan. The Compensation Committee believes that Share options and other Share-based incentive awards can play an important role in the success of the Trust by encouraging and enabling the officers and other employees of the Trust and its subsidiaries upon whose judgment, initiative and efforts the Trust largely depends for the successful conduct of its business to acquire proprietary interest in the Trust. The Compensation Committee anticipates that providing such persons with a direct stake in the Trust will assure a closer identification of the interests of participants in the 1995 Share Option Plan (the "1995 Plan") with those of the Trust, thereby stimulating their efforts on the Trust's behalf and strengthening their desire to remain with the Trust. The Compensation Committee believes that the 1995 Plan will help the Trust to achieve its goals by keeping the Trust's incentive compensation program dynamic and competitive with those of other companies.

     Compensation of the Chief Executive Officer. During fiscal 1996, Mr. Zoffinger served as President and Chief Executive Officer of the Trust. For the fiscal year ended September 30, 1996, he received a base salary of $200,000, a cash bonus of $50,000 awarded under the Bonus Plan and 244,000 shares of stock under the 1995 Plan. In awarding the cash bonus the Compensation Committee considered the successful refinancing of the Trust's outstanding long-term indebtedness at a substantially lower rate of interest and the disposition of substantially all of its mortgage loan portfolio for cash.

     The Trust and Mr. Zoffinger entered into an employment agreement on September 29, 1995, the terms of which are described above under "Employment Agreement." Mr. Zoffinger's base salary was established by this agreement. The Compensation Committee believes that Mr. Zoffinger's compensation is consistent with the various objectives of the compensation programs described above.

     Federal Tax Regulations Limiting Deductibility of Certain Compensation. As a result of Section 162(m) of the Internal Revenue Code (the "Code"), the Trust's deduction of executive compensation may be limited to the extent that a "covered employee" (i.e., the chief executive officer or one of the four highest compensated officers who is employed on the last day of the company's taxable year and whose compensation is reported in the summary compensation table in the company's proxy statement) receives compensation in excess of $1 million in such taxable year of the company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Trust believes that, because it qualifies as a REITunder the Code and therefore is not subject to Federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) will not affect the Trust's net income, although to the extent that compensation does not qualify for deduction under Section 162(m) a larger portion of shareholder distributions may be subject to Federal income taxation as dividend income rather than return of capital. The Trust does not believe that Section 162(m) will materially affect the taxability of shareholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each shareholder. For these reasons, the Compensation Committee's compensation policy and practices are not directly governed by Section 162(m). The Trust did not pay any compensation during fiscal 1996 that would be subject to Section 162(m).

             Submitted by the Compensation and Nominating Committee:

              Martin Bernstein    Richard S. Frary     John B. Levy

Indemnification

     Maryland General Corporation law provides for indemnification of directors, trustees, officers, employees and agents, except to the extent that (i) it is established that the person actually received an improper benefit or profit in money, property or services, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the matter giving rise to the proceeding. (Md. Code, Title 2 Sec. 2-418 (1996))
Article 7.04 of the Declaration of Trust provides that the Trust will indemnify, to the full extent permitted by Maryland law, now or hereafter in force, the trustees and officers of the Trust. The Trust is not aware of any pending legal proceedings for which any such person would be entitled to indemnification.

                             Stock Performance Graph

     The following graph provides a comparison of the cumulative total shareholder return for the period from September 1991 to September 1996 (assuming reinvestment of any dividends) among the Trust, the Standard & Poor's ("S&P") 500 Index and the NAREIT Hybrid Total Return Index (the "Index"), an industry index of 12 "hybrid" REITs. The Index includes REITs which do not have at least 75% of their gross invested book assets invested directly or indirectly in either the equity ownership of real estate or in mortgage loans. Upon written request, the Trust will provide shareholders with a list of the REITs included in the Index. The historical information set forth below is not necessarily indicative of future performance.


           [GRAPHIC -- GRAPH PLOTTED TO POINTS LISTED IN CHART BELOW]

                           9/91      12/91     3/92       6/92      9/92      12/92      3/93      6/93      9/93      12/93
                         -------   -------   -------    -------   -------    -------   -------   -------    -------   -------
Value Property Trust     $100.00   $ 87.50   $118.75    $ 81.25   $ 56.25    $ 62.50   $ 87.50   $ 34.40    $ 20.30   $ 28.15

NAREIT Hybrid            $100.00   $107.86   $104.08    $107.65   $116.88    $125.75   $145.07   $144.20    $153.92   $152.38

S&P 500                  $100.00   $108.36   $105.60    $107.67   $111.01    $116.67   $121.67   $122.30    $125.43   $128.33


                          3/94      6/94      9/94     12/94       3/95       6/95      9/95     12/95      3/96      6/96      9/96
                        -------   -------   -------   -------   -------    -------   -------   -------    -------   -------  -------
Value Property Trust    $ 25.00   $ 20.30   $ 20.30   $  7.05   $ 10.15    $ 12.50   $ 15.65   $ 15.94    $ 18.56   $ 18.94  $ 17.63

NAREIT Hybrid           $155.64   $159.94   $161.28   $158.48   $159.87    $177.62   $184.24   $194.92    $199.94   $202.46  $215.95

S&P 500                 $123.43   $123.94   $130.04   $130.01   $142.66    $156.20   $168.62   $178.67    $188.26   $196.70  $202.78

Compensation Committee Interlocks and Insider Participation

     The Compensation and Nominating Committee consists of Messrs. Bernstein, Frary and Levy. None of them has served as an officer or employee of the Trust or any of its subsidiaries.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     The table below sets forth information concerning the only persons, entities or groups which the Trust believes are the beneficial owners of five percent or more of the outstanding shares of the Trust's Shares as of October 30, 1996.

Name and Address of                         Amount and nature of
  Beneficial Owner                          Beneficial Ownership            Percent of Class
-------------------                         --------------------            ----------------
Franklin Mutual Advisers, Inc.(1)                 5,611,048                      49.98%
51 JFK Parkway
Short Hills, New Jersey 07078

Intermarket Corporation                           2,788,827                      24.84%
667 Madison Avenue
20th Floor
New York, New York 10021

Angelo Gordon & Co., L.P.                         1,215,232                      10.82%
245 Park Avenue
New York, New York 10167

Strome Susskind & Co.                               562,138                       5.01%
1250 Fourth Street
Santa Monica, California 90401

---------------
(1) Franklin Mutual Advisers, Inc. ("FMAI"), is an investment adviser registered under the Investment Advisers Act of 1940. One or more of FMAI's advisory clients are the beneficial owners of 5,611,048 shares of the Trust's common stock. Pursuant to investment advisory agreements with its advisory clients, FMAI has sole investment discretion and voting authority with respect to such securities. FMAI has no interest in dividends or proceeds from the sale of such securities and disclaims beneficial ownership of all the securities owned by FMAI's advisory clients.

Security Ownership of Management

     The following table sets forth information as of October 30, 1996, with respect to the beneficial ownership of Shares by each Named Executive Officer and Trustee of the Trust and by all Trustees and executive officers as a group. The information set forth below is based upon filings with the Securities and Exchange Commission, the Trust's Share records, and information obtained by the Trust from the persons named below. As of October 30, 1996, no individual Trustee or officer had beneficial ownership of 1% or more of the outstanding Shares and all Trustees and executive officers as a group beneficially owned 2.13% of the outstanding Shares.

                                                               Amount and Nature of               Percent
Name of Beneficial Owner(1)                                    Beneficial Ownership              of Class
---------------------------                                    --------------------              --------
Jeffrey A. Altman                                                     15,000(2)                      *
Martin Bernstein                                                      43,162(3)                      *
Robert T. English                                                      8,333                         *
Richard S. Frary                                                      33,775                         *
Richard B. Jennings                                                   15,000                         *
John B. Levy                                                          19,206(4)                      *
Carl A. Mayer, Jr.                                                    15,000                         *
Paul I. McArthur                                                           0                         *
George R. Zoffinger                                                   89,776                         *
Trustees and executive officers
  as a group                                                         239,252                       2.13%

----------------
* Less than one percent.

(1) The address of all Named Executive Officers is in care of the Trust.

(2) Beneficial ownership of 15,000 of the Common Shares reported as beneficially owned by Mr. Altman are beneficially owned by Franklin Mutual Advisers, Inc.'s advisory clients pursuant to an agreement between Mr. Altman and Franklin Mutual Advisers, Inc.

(3) Includes 18,775 Common Shares owned by Evelyn Bernstein, Mr. Bernstein's wife. Mr. Bernstein disclaims beneficial ownership of such Shares.

(4) Includes 4,206 Common Shares owned by Judith Brown Levy, Mr. Levy's wife. Mr. Levy disclaims beneficial ownership of such Shares.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Exchange Act requires the Trust's executive officers and Trustees, and persons who own more than 10% of a registered class of the Trust's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"). Officers, Trustees and greater than 10% shareholders are required by SEC regulation to furnish the Trust with copies for all Section 16(a) forms they file. To the Trust's knowledge, based solely on review of the copies of such reports furnished to the Trust and written representations that no other reports were required during the fiscal year ended September 30, 1996, all Section 16(a) filing requirements applicable to its executive officers, Trustees and greater than 10% beneficial owners were satisfied.

Shareholder Proposals

     Any shareholder desiring to submit a proposal to the shareholders of the Trust for inclusion in the proxy materials of the Trustees for the Annual Meeting of Shareholders for fiscal 1997 may do so by forwarding such proposal in writing no later than September 1, 1997 to the Trust's Secretary at Value Property Trust, 120 Albany Street, 8th Floor, New Brunswick, New Jersey 08901. The Trust reserves the right to omit any proposal from its proxy materials which the Trust is not required under applicable rules to include therein.

Independent Auditors

     On April 11, 1996, the Trust received notice from its independent auditors, Ernst &Young LLP, that it declined to stand for reelection. At a meeting held on April 12, 1996, the Audit Committee recommended the selection and engagement of Coopers & Lybrand L.L.P. to the Board of Trustees. At that meeting, the Board of Trustees approved the engagement of Coopers &Lybrand L.L.P. as its independent auditors for the fiscal year ending September 30, 1996.

     Prior to their engagement, no events or consultations occurred with Coopers &Lybrand L.L.P. which would require disclosure of the type specified in Item 304(a)(2) of Regulation S-K.

     The reports of the Trust's independent auditors on the financial statements of the Trust for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, and were not qualified as to audit scope, or accounting principles.

     During the Trust's two most recent fiscal years there were no disagreements between Ernst &Young LLP and the Trust regarding any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedures, which if not resolved to the satisfaction of Ernst &Young LLPwould have caused Ernst &Young LLPto make reference to the matter in their report. There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

     The Board of Trustees has selected the firm of Coopers & Lybrand L.L.P. as the auditors of the financial statements of the Trust and its subsidiaries for its current fiscal year ending September 30, 1997. A member of such firm will be present at the Annual Meeting and will be given the opportunity to make a statement and to answer any appropriate questions.

Other Matters

     The Trustees are not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the Shares represented thereby in accordance with their best judgment.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE TRUST.
 PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

      PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF VALUE PROPERTY TRUST
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
                    AND MAY BE REVOKED PRIOR TO ITS EXERCISE

     The undersigned shareholder(s) of Value Property Trust (the "Trust") hereby appoints Mr. Jeffrey A. Altman and Mr. George R. Zoffinger proxies, and each of them, with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Shareholders of the Trust to be held on February 25, 1997 and at any and all adjournments thereof, to vote all common shares of the Trust, par value $1.00 per share (the "Shares"), held of record by the undersigned on December 30, 1996, as if the undersigned were present and voting the Shares.

     1.  ELECTION OF DIRECTORS.

         [ ]  FOR all nominees listed below
              (except as indicated to the contrary).

         [ ]  WITHHOLD AUTHORITY
              to vote for all nominees listed below.

Nominees: Jeffrey A. Altman, Martin Bernstein, Richard S. Frary, Richard B. Jennings, John B. Levy, Carl A. Mayer and George R. Zoffinger

(INSTRUCTIONS: To withhold authority to vote for any nominee, write the nominee's name on the space provided below.)

--------------------------------------------------------------------------------

     2. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

     The Shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the Shares will be voted FOR each nominee named in Proposal 1 above, and in accordance with the proxy's discretion on such other business as may properly come before the meeting.

                                        DATED:____________________________, 1997


                                        ----------------------------------------
                                                     (Signature)

                                        ----------------------------------------
                                             (Signature if held jointly)

                                        (Please date this Proxy and sign exactly
                                        as  your  name  appears   hereon.   When
                                        signing    as    attorney,     executor,
                                        administrator,   trustee  or   guardian,
                                        please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.)

                                        I PLAN TO ATTEND THE MEETING  [ ]